EXHIBIT  21

               Subsidiaries of Quest Diagnostics Incorporated (DE)

100.00  Quest Diagnostics Incorporated (MI)
100.00  Quest Holdings Incorporated (MI)
         100.00  Quest Diagnostics Incorporated (CA)
100.00  Laboratory Holdings Incorporated (MA)
         100.00  Quest Diagnostics Incorporated (CT)
         100.00  Quest Diagnostics Incorporated (MA)
100.00  Quest Diagnostics of Pennsylvania Incorporated (DE)
         100.00  Quest Diagnostics Incorporated (OH)
         100.00  Medical Management Systems, Inc. (PA)
                 53.50 Associated Clinical Laboratories L.P. (partnership)
          50.00  Surgical Eye Enterprise L.P. (partnership)
                 50.00 Surgical Eye Institute L.P. (partnership)
100.00  Quest MRL Inc. (DE)
100.00  DPD Holdings, Inc. (DE)
         100.00  MetWest Inc. (DE)
         100.00  Quest Diagnostics of Arizona Incorporated (DE)
100.00  Quest Holdings Incorporated  (MD)
         100.00  Quest Diagnostics Incorporated (MD)
                 100.00  Diagnostic Reference Services Inc. (MD)
                         50.00  Pathology Building Partnership (1)
100.00  Nichols Institute Diagnostics (CA)
         100.00  Nichols Institute Sales Corporation (U.S.V.I.)
100.00  Nichols Institute Diagnostics Limited (U.K.)
100.00  Nichols Institute Diagnostics Trading S.A. (Switzerland)
100.00  Nichols Institute Diagnostika GMBH (Germany)
         100.00  Nichols Institute Diagnostika GMBH (Austria)
100.00  Nichols Institute International Holding B.V. (Netherlands)
         100.00  Nichols Institute Diagnostics B.V. (Netherlands)
         100.00  Nichols Institute Diagnostics SARL (France)
100.00  CLMP  Inc. (DE)
100.00  Damon Investment Holdings, Inc. (DE)
100.00  Nomad-Massachusetts, Inc. (MA)
         100.00  Corning Laboratories Clinicos, S.A. de C.V. (Mexico)
         100.00  Analisis, S.A. (Mexico)
         100.00  Laboratorios Clinicos de Mexico, S.A. de C.V. (Mexico)
                 100.00  Servicios de Laboratorio, S.A. de C.V. (Mexico)
         100.00  Laboratorios de Frontera Polanco, S.A. de C.V. (Mexico)
         100.00  Laboratorio de Analisis Biomedicos, S.A. (Mexico)
100.00  New England Medical Laboratory Inc. (2)
100.00  Stat Toxicology Service of Boston Inc. (2)
100.00  MetPath Europe Limited (2)
100.00  Trans United Casualty and Indemnity Insurance Company (2)

(1) The other 50% partner of Pathology Building Partnership is Quest Diagnostics Incorporated (MD).
(2)  In process of dissolution.